As filed with the Securities and Exchange Commission on March 2, 2017
Registration No. 333-201828
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARINE HARVEST ASA
(Exact name of Registrant as specified in its charter)

Norway (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
P.O. Box 4102 Sandviken 5835 Bergen, Norway Telephone: +47 21 56 23 00 (Address and telephone number of Registrant's principal executive offices)
C T Corporation System 111 Eighth Avenue New York, New York 10011 +1 (212) 894-8940 (Name, address and telephone number of agent for service)
Copies to: James A. McDonald Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street, Canary Wharf London, England E14 5DS Telephone: +44 20 7519 7026
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (Registration No. 333-201828) (the “Registration Statement”) filed by Marine Harvest ASA, a public limited liability company, or allmennaksjeselskap, under Norwegian law (the "Registrant") with the U.S. Securities and Exchange Commission on February 2, 2015 to register its ordinary shares, nominal value NOK 7.5 per share, preferred shares, debt securities, warrants and subscription rights (collectively, the "Securities").
DEREGISTRATION OF SECURITIES
The Registrant has terminated the offering of Securities contemplated by the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities registered under the Registration Statement that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to deregister all Securities that were registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15F to terminate its duty to file reports under Section 13(d) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bergen, Norway on March 2, 2017.*

MARINE HARVEST ASA

By:	/s/ Ivan Vindheim
Name: Ivan Vindheim
Title: Chief Financial Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.